UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2014

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36159

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Stereotaxis, Inc. (the "Company" ) announced that Mr. William C. Mills III has been appointed as its Chief Executive Officer effective February 12, 2014. As previously reported on the Company's Form 8-K filed on March 5, 2013, Mr. Mills has been serving as the Company's interim Chief Executive Officer , and had assumed the duties of the principal executive officer of the Company, all effective as of April 13, 2013.

There has been no material change to his compensation as a result of his employment with the Company following his appointment to Chief Executive Officer. In addition, Mr. Mills will continue to serve as the Chairman of the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: February 14, 2014	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel